JNL STRATEGIC INCOME FUND LLC
                               OPERATING AGREEMENT

                                    ARTICLE I

                                     GENERAL

      SECTION 1. NAME. The name of this limited liability company shall be JNL Strategic Income Fund LLC ("the Fund"). This limited liability company is established and maintained under the laws of the State of Delaware.

      SECTION 2. OFFICE. The principal office of the Fund shall be at 225 West Wacker Drive, Suite 1200, Chicago, Illinois. The Fund also shall have offices at such other locations as the Board of Managers of the Fund, from time to time, may determine.

SECTION 3. PURPOSES. The purpose of this Fund is to engage in the business of a management investment company and to provide investors a managed investment primarily in securities, commodities and debt instruments.

                                   ARTICLE II

                                     MEMBERS

      SECTION 1. ANNUAL MEETINGS. Unless otherwise required by law, the Fund shall not be required to hold an annual meeting of Members unless the Board of Managers ("Board") determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of Members shall be held at such date and time as may be designated from time to time by the Board. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Fund nor affect otherwise valid acts of the Fund.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the Members may be called any time by the Chairperson of the Board or the President, or in writing by those Members holding a majority of the outstanding shares of beneficial interest of the Fund.

      SECTION 3. PLACE OF MEETINGS. Meetings of the Members shall be held at such place either inside or outside of the State of Illinois as shall be designated from time to time by the Manager and stated in the notice of the meeting.

      SECTION 4. NOTICE OF MEETINGS. Not less than ten days nor more than 90 days before the date of any Members' meeting, the Secretary shall give to each Member entitled to vote at such meeting, written, electronic, or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the Member personally or by leaving it at the Member's usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at his post office address as it appears on the records of the Fund, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of Members, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

      SECTION 5. QUORUM. At any meeting of Members the presence in person or by proxy of Members entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under statute or under this Operating Agreement for the vote necessary for the adoption of any measure. In the absence of a quorum the Members present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 6. MEMBERS. A simple majority of the votes cast at a meeting of Members, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a simple majority of votes cast is required by law or by this Operating Agreement.

      SECTION 7. PROXIES. Except as other required by law, a Member may vote the Shares owned of record by it either in person or by proxy executed in writing by the Member or by the Member's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the Member or the Member's duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

      SECTION 8. VOTING. In all elections for Managers, every Member shall have the right to vote, in person or by proxy, the Shares owned of record by the Member. At all meetings of Members unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Manager.

      SECTION 9. ACTION BY MEMBERS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Members entitled to vote on the subject matter thereof and any other Members entitled to notice of a meeting of Members (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Fund.

      SECTION 10. LIMITATION OF LIABILITY. The Board shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, or employee of the Investment Adviser, the Manager, the Administrator, or any other agent of the Fund, nor shall any Member be responsible for the act or omission of any other Member, but nothing herein contained shall protect any Member against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of its duties.

      Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by on behalf of the Fund or any of them in connection with the Fund shall be conclusively deemed to have been executed or done only in or with respect to their or its capacity as Members or a Member, and such Members or Member shall not be personally liable thereon.

                                   ARTICLE III

                            MANAGER AND ADMINISTRATOR

      SECTION 1. MANAGEMENT OF THE FUND. The Board shall have power to conduct the business of the Fund and carry on the Fund's operations in any and all of its branches and maintain offices both inside and outside of the State of Illinois, and in any and all other States of the United States of America, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as it deems necessary, proper, or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Board in good faith shall be conclusive. The powers of the Board may be exercised without order of or resort to any court.

      SECTION 2. POWERS. The  Board   shall   have    the    following   duties,
responsibilities, and powers on behalf of the Fund:

      a.    To select and approve annually an independent public accountant.

      b.    To  authorize  and  approve  agreements   providing  for  investment
            management and advisory services, and related matters, and to approve the continuance of such an agreement.

      c. To authorize and approve agreements providing for administrative services, and related matters, and to approve the continuance of such an agreement.

      d.    To  authorize  and  approve   agreements   providing  for  custodian
            services, and related matters, and to approve the continuance of such an agreement.

      e. To authorize and approve agreements providing for accounting and to approve the continuance of such an agreement.

      f. To monitor the activities of the Investment Adviser of the assets of the Fund for compliance in accordance with the investment objectives, policies, practices, and limitations of the Fund, and as may be amended by the Board from time to time, and to review periodically the investment portfolio of the Fund to ascertain that the investment portfolio is being managed in accordance with the investment objectives, policies, practices, and limitations of the Fund, and the interests of the Members, and to take such corrective action as may be necessary.

      g. To enter into such other agreements and to take any and all actions necessary or proper in connection with the operation and management of the Fund and the assets thereof.

      h. To appoint officers of the Fund and delegate its authority as the Board that it considers desirable to any officers of the Fund and to any Investment Adviser, Administrator, custodian, or other agent or independent contractor.

      i. To recommend the creation, establishment, merger and to change in any manner, separate and distinct series of the Fund and such series having relative rights, powers, and duties as the Board may provide consistent with applicable law.

      j. In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      k. To authorize and approve any and all other material agreements, contracts, and processes pertaining to the operation of the Fund, including, but not limited to, the purchase of insurance, fidelity bond premium allocation, identification of incremental costs for allocation, and to approve the continuance of such agreements or contracts.

      l. The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.

      SECTION 3. COMPENSATION OF THE BOARD. The Board may authorize reasonable compensation to the Board and may authorize the reimbursement of reasonable expenses incurred by the Board in connection with rendering those services.

      SECTION 4. ADMINISTRATOR OF THE FUND. The Administrator shall be appointed or removed pursuant to a vote of the Board appointing or removing the Administrator. Administrator shall have powers enumerated in Section 5 to conduct the administration of the Fund and carry on the Fund's operations in any and all of its branches and maintain offices both inside and outside of the State of Illinois, and in any and all other States of the United States of America, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as it deems necessary, proper, or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Administrator in good faith shall be conclusive. The powers of the Administrator may be exercised without order of or resort to any court.

      SECTION 5. POWERS. The Administrator shall have the following duties, responsibilities, and powers on behalf of the Fund:

      a.    To maintain the books and records of the Fund.

      b. To receive and maintain securities pricing information in accordance with the Administrator's pricing policies and procedures.

      c.    To perform routine recordkeeping functions.

      d. Prepare and deliver operational, investment, performance and tax reports to the Board.

      e.    Reconcile daily yield calculations received from Investment Adviser.

      f.    Reconcile  mark-to-market   calculations  received  from  Investment
            Adviser.

      g.    Perform net asset value calculations.

      h.    Verify and reconcile:

                  Asset Indicative Data
                  Position Data
                  Income Data

      i.    Coordinate an audit.

      j. In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

      SECTION 6. COMPENSATION OF ADMINISTRATOR. The Board may authorize reasonable compensation to Administrator and may authorize the reimbursement of reasonable expenses incurred by Administrator in connection with rendering those services.

      SECTION 7. LIMITATION OF LIABILITY. The Board and the Administrator shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, of the Investment Adviser of the Fund or any other agent of the Fund, but nothing herein contained shall protect the Board and Administrator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its duties.

                                   ARTICLE IV

                               INVESTMENT ADVISER

      SECTION 1. INVESTMENT ADVISER OF THE FUND. The Investment Adviser shall be appointed pursuant to a vote of the Board approving the Investment Advisory Agreement, and any amendment thereto to be entered into by the Fund and the Investment Adviser. The Investment Adviser shall have power to conduct the investment activities of the Fund as contained in such then current Investment Advisory Agreement.

      SECTION 2. CONTINUATION AND TERMINATION OF INVESTMENT ADVISORY AGREEMENT. The Board may vote on the continuation or renewal of the Investment Advisory
Agreement beyond its initial term, and termination of any Investment Advisory Agreement, provided that the Investment Adviser provides a report to the Board as to any such action and, as needed, a recommendation of actions or changes to the Investment Advisory Agreement.

                                    ARTICLE V

                                    OFFICERS

      SECTION 1. OFFICERS. The officers of the Fund shall consist of a president, a secretary, a treasurer, and such other officers or assistant officers, including vice-presidents, as may be appointed by the Board, as deemed necessary and appropriate. Any two or more of the offices may be held by the same person, except that the same person may not be both president and secretary. The Board may designate a vice-president as an executive vice-president and may designate the order in which the other vice-presidents may act. The Board shall appoint and terminate such Officers as the Board shall consider appropriate.

      SECTION 2. APPOINTMENT AND TENURE. At the initial organizational meeting and thereafter without a meeting, the Board may appoint the president, secretary, treasurer, and other such officers as the Board shall deem necessary or appropriate in order to carry out the business of the Fund. Each officer shall hold the office until his or her successors have been duly appointed and qualified.

      SECTION 3. PRESIDENT AND VICE-PRESIDENTS. The President shall be the chief executive officer of the Fund and, subject to the control of the Board, shall have general supervision, direction, and control of the business of the Fund and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to the direction of the Board, the President shall have power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, applications for Commission orders, and other instruments in writing, and to employ and discharge employees and agents of the Fund. The President shall have such further authorities and duties as the Board shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board or, if more than one and not ranked, the Vice-Presidents designated by the Board, or, if not so designated, designated by the President, shall perform all the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board or by the President.

      SECTION 4. SECRETARY. The Board may appoint a Secretary and an Assistant Secretary. The Secretary and the Assistant Secretary shall have the power to certify the minutes of the proceedings of the Fund and portions thereof and shall perform such duties and have such other powers as these Rules and Regulations or the Board shall designate from time to time. In the absence of the Secretary and Assistant Secretary, an appointee of the Board shall perform such duties and have such powers.

      SECTION 5. TREASURER. Except as otherwise directed by the Board, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable, and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Board and of the President all powers and duties incident to his office. The Treasurer may endorse for deposit or collection all notes, checks, and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Board shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Board or the President. The Treasurer shall keep accurate separate account of the books of the Fund's transactions, which shall be the property of the Fund and, together with all other property in his possession, shall be subject at all times to the inspection and control of the Board. Unless the Board shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Board shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board may authorize any Investment Adviser, Administrator, or other agent to maintain bank accounts and deposit and disburse funds of the Fund.

      SECTION 6. VACANCIES AND REMOVAL. The Board may fill any vacancy which may occur in any office. Officers shall hold office at the pleasure of the Board and any officer may be removed from office at any time with or without cause the Board whenever, in the judgment of the Board, the best interests of the Fund will be served thereby.

      SECTION 7. RESIGNATIONS. Any officer may resign his office at any time by mailing or delivering his or her resignation in writing to the Board. No officer of the Fund who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

                                   ARTICLE VI

                                 INDEMNIFICATION

      SECTION 1. MANAGER, OFFICERS, ETC. The Fund shall indemnify each current and former member of its Board and each of Fund's officers (including persons who serve at the Fund's request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person.

      The Fund shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. The Fund shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Fund.

      SECTION 2. INDEMNIFICATION NOT EXCLUSIVE; DEFINITIONS. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Fund, other than the Board and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of such persons.

      SECTION 3. MEMBERS. In case any holder of Fund interests or former holder of Fund interests shall be held to be personally liable solely by reason of it being or having been a holder of

Fund interests and not because of its acts or omissions or for some other reason, the holder of Fund interests or former holder of Fund interests (or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of which it is or was a holder.

      SECTION 4. MEMBERS, ETC. NOT PERSONALLY LIABLE; NOTICE. Further to the limitations of liability provided for in Articles II and III, all persons extending credit to, contracting with or having any claim against the Fund or a particular series shall look only to the assets of the Fund or the assets of that particular series for payment under such credit, contract or claim; and neither the holder of Fund interests nor the Board, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefore. Nothing in this Operating Agreement shall protect any Board member against any liability to which such Board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Board.

      Every note, bond, contract, instrument, certificate or undertaking made or issued by the Fund, the Board or by any officers or officer shall recite that the same was executed or made by or on behalf of the Fund or by them as the Board or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the holders of Fund interests individually but are binding only upon the assets and property of the Fund, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any member of the Board or officers or officer or holder or holders of Fund interests individually.

      SECTION 5. GOOD FAITH ACTION BY THE BOARD, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Board of its powers and discretions hereunder shall be binding upon everyone interested. The Board shall be liable for its own willful misfeasance, bad faith, gross negligence of reckless disregard of the duties involved in the conduct of the position as a member of the Board, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Board may take advice of counsel or other experts with respect to the meaning and operation of this Operating Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Board shall not be required to give any bond as such, nor any surety if a bond is required.

      SECTION 6. LIABILITY OF THIRD PERSONS DEALING WITH THE BOARD. No person dealing with the Board shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Board or to see to the application of any payments made or property transferred to the Fund or upon its order.

                                   ARTICLE VII

                                CUSTODY OF ASSETS

      The Fund's assets shall be held by a custodian or trustee which shall be a bank or trust company. The Fund shall, upon the resignation of, or a determination of the inability of such custodian or trustee, to serve of the custodian or trustee, (1) use its best efforts to obtain a successor custodian or trustee, and (2) require that the cash and securities owned by the Fund be delivered to the successor custodian or trustee.

                                  ARTICLE VIII

                                   FISCAL YEAR

      The fiscal year of the Fund shall end on such date as the Board from time to time shall determine.

                                   ARTICLE IX

                                   AMENDMENTS

      Except as otherwise provided by law, the Operating Agreement of the Fund may be amended or repealed by the Board.

      The provisions of this Operating Agreement are intended to satisfy the requirements of the 1940 Act. In the event that federal law should be amended or rules, regulations, rulings, or exemptions thereunder should be adopted, with the result that any or all of the provisions of the Operating Agreement shall not be required by federal law, such provisions of the Operating Agreement may be amended or repealed by the Fund.

Adopted: July 6, 2012